Exhibit 5.1

Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402
+1 612 766 7000 main
+1 612 766 1600 fax

November 27, 2024

Canoo Inc.

19951 Mariner Avenue

Torrance, California 9050

Ladies and Gentlemen:

We have acted as counsel to Canoo, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of 7,185,125 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to a registration statement on Form S-3 (File No. 333-280962) as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the prospectus dated July 23, 2024, included therein (the “Base Prospectus”), and the prospectus supplement dated November 27, 2024 (the “Prospectus Supplement”) (together with the Base Prospectus, the “Prospectus”). The Shares are to be sold by the Company pursuant to common stock purchase agreements (the “Purchase Agreements”) in the manner described in the Registration Statement and the Prospectus. The Company is filing this opinion letter with the Commission on a Current Report on Form 8-K (the “Current Report”).

In connection with rendering this opinion, we have examined and relied upon originals, executed counterparts or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	the Company’s Second Amended Restated Certificate of Incorporation, as amended to date and including all certificates of designation (the “Certificate of Incorporation”);

(d)	the Company’s Amended and Restated Bylaws, as amended to date (the “Bylaws”); and

(e)	the proceedings taken by the Company in connection with the authorization of the Shares.

We have also examined originals, executed counterparts or copies of such corporate records and other agreements, documents and instruments, and of such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions and statements hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Canoo Inc.	- 2 -	November 27, 2024

Based on and subject to the foregoing, and subject to the additional qualifications, limitations and assumptions stated herein, in our opinion the Shares to be issued and sold by the Company have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Purchase Agreements, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to the Current Report and its incorporation by reference into the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP
Faegre Drinker Biddle & Reath LLP